Exhibit 99.1

Mohawk Industries, Inc.
Updated historical financial information based on new business segments

During the second quarter of 2015, the Company realigned its reportable segments to reflect how the company’s results will be reported by management. The Company has organized its carpet, wood, laminate and vinyl operations by geography into the Flooring North American segment and Rest of the World (“ROW”) segment with no change in the Global Ceramic segment.

The following summary describes each of the segments:

Flooring North America Segment includes North American operations in all product categories except ceramic. The new segment combines the former Carpet segment with the North American operations of the former Laminate and Wood segment as well as the North American operations of the recently acquired IVC Group.

Flooring ROW Segment includes operations outside of North America in all product categories except ceramic. The new segment combines the European and ROW operations of the former Laminate and Wood segment with the non-North American operations of the recently acquired IVC Group.

Global Ceramic Segment includes all worldwide ceramic operations, including the operations of the recently acquired KAI Group. There is no change in this segment.

As a result of the change in segment reporting, all historical financial information has been recasted to conform to the following new presentation:

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
Unaudited
(Amounts in thousands)
Recasted segments:

	Flooring North America	Global Ceramic	Flooring ROW	Corporate/ Eliminations	Mohawk Consolidated
Year ended December 31, 2013
Net Sales	$3,423,093	$2,677,058	$1,249,279	$(676)	$7,348,754
Operating Income/(Expense)	259,753	209,825	107,850	(30,497)	546,931
Restructuring, acquisition and integration-related costs	19,172	73,916	48,667	1,225	142,980
Adjusted Operating Income/(Expense)	$278,925	$283,741	$156,517	$(29,272)	$689,911
Quarter ended March 29, 2014
Net Sales	$780,331	$695,094	$338,067	$(397)	$1,813,095
Operating Income/(Expense)	47,353	60,659	31,465	(8,742)	130,735
Restructuring, acquisition and integration-related costs	569	1,980	9,007	169	11,725
Adjusted Operating Income/(Expense)	$47,922	$62,639	$40,472	$(8,573)	$142,460
Quarter ended June 28, 2014
Net Sales	$895,912	$796,724	$357,738	$(2,127)	$2,048,247
Operating Income/(Expense)	76,602	106,407	47,398	(8,159)	222,248
Restructuring, acquisition and integration-related costs	869	196	9,904	200	11,169
Adjusted Operating Income/(Expense)	$77,471	$106,603	$57,302	$(7,959)	$233,417
Quarter ended September 27, 2014
Net Sales	$886,317	$779,842	$326,146	$(1,647)	$1,990,658
Operating Income/(Expense)	83,623	101,254	35,046	(6,230)	213,693
Restructuring, acquisition, integration-related and legal reserve costs	10,578	4,248	8,437	750	24,013
Adjusted Operating Income/(Expense)	$94,201	$105,502	$43,483	$(5,480)	$237,706
Quarter ended December 31, 2014
Net Sales	$878,458	$743,619	$332,068	$(2,699)	$1,951,446
Operating Income/(Expense)	92,414	82,793	37,618	(6,705)	206,120
Restructuring, acquisition and integration-related costs	2,594	2,905	8,829	367	14,695
Adjusted Operating Income/(Expense)	$95,008	$85,698	$46,447	$(6,338)	$220,815
Year ended December 31, 2014
Net Sales	$3,441,018	$3,015,279	$1,354,018	$(6,869)	$7,803,446
Operating Income/(Expense)	299,992	351,113	151,528	(29,837)	772,796
Restructuring, acquisition, integration-related and legal reserve costs	14,610	9,330	36,177	1,487	61,604
Adjusted Operating Income/(Expense)	$314,602	$360,443	$187,705	$(28,350)	$834,400
Quarter ended April 4, 2015
Net Sales	$846,911	$719,828	$314,742	$(304)	$1,881,177
Operating Income/(Expense)	(75,192)	85,327	44,641	(11,002)	43,774
Restructuring, acquisition and integration-related costs	130,825	362	5,155	1,187	137,529
Adjusted Operating Income/(Expense)	$55,633	$85,689	$49,796	$(9,815)	$181,303

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and legal reserve costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.